Exhibit 4.6

FIRST AMENDING AGREEMENT TO

WARRANT INDENTURE — 2008 WARRANTS

      THIS FIRST AMENDING AGREEMENT made this 20th day of November, 2003, to a certain warrant indenture made as of May 1st, 2003 among MICROCELL TELECOMMUNICATIONS INC., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”).

      WHEREAS 2861399 Canada Inc. (a wholly-owned subsidiary and predecessor corporation to the Corporation) (“2861399”) received the sanction of the Superior Court of the Province of Quebec on March 18, 2003 in respect of a Plan of Reorganization and of Compromise and Arrangement filed under the Companies Creditors Arrangement Act (Canada) and the Canada Business Corporations Act in respect of 2861399 and certain of its subsidiaries (the “Plan”);

      WHEREAS the Plan was implemented on May 1st, 2003 and contemplated, inter alia, the creation of the Corporation and the issuance by the Corporation of the Warrants;

      WHEREAS the Corporation entered into a certain warrant indenture dated May 1st, 2003 (the “Indenture”) in connection with the creation and issuance of the Warrants, the whole as set forth in the Indenture;

      WHEREAS the Corporation’s initial calculation contemplated the issuance of one Warrant in exchange for each 90.35 shares in the capital of 2861399 (the “Initial Ratio”);

      WHEREAS for purposes of the issue of the Warrants, the Initial Ratio was rounded down to an exchange ratio of 90 shares in the capital of 2861399 for each Warrant (the “Final Ratio”);

      WHEREAS the Indenture provides for the creation of 6,646,562 Warrants, which number of Warrants was based on the Initial Ratio;

      WHEREAS the Corporation issued, on May 1st, 2003, 6,663,943 Warrants based on the Final Ratio;

      WHEREAS Section 8.1(5) of the Indenture provided that the Corporation (when authorized by its directors) and the Trustee may amend the Indenture to correct errors therein in accordance with advice of counsel acceptable to the Trustee, provided that, in the reasonable opinion of the Trustee, the rights of the Trustee and of the Warrantholders are not prejudiced thereby;

      WHEREAS the Trustee is of the reasonable opinion, based on advice of counsel, that the rights of the Trustee and of the Warrantholders will not be prejudiced by the restating of the maximum number of Warrants in the Indenture.

      WHEREAS the Corporation and the Trustee have agreed to enter into this First Amending Agreement for the purpose of restating the maximum number of Warrants created and authorized for issue for purpose of the Indenture;

      WHEREAS the Corporation has, by resolution of its directors dated November 20th, 2003, authorized the Corporation to enter into this First Amending Agreement.

1. Defined Terms.

      Unless otherwise specifically defined herein, defined terms used in this First Amending Agreement shall have the meaning ascribed to them in the Indenture.

2. Maximum number of Warrants.

      Paragraph 2.1(1) of the Indenture is hereby deleted in its entirety and replaced by the following paragraph:

      “Creation of Warrants. A maximum of 6,663,943 Warrants entitling the Holders thereof to be issued, subject to adjustment in accordance with Section 4.9, a maximum aggregate number of 6,663,943 Class A Shares and/or Class B Shares on the terms and subject to the conditions herein provided, are hereby created and authorized for issue.”

3. Full effect of the Indenture.

      Except as amended pursuant to the provisions of this First Amending Agreement, the terms and provisions of the Indenture shall remain in full force and effect unamended, in accordance with the terms of the Indenture.

      IN WITNESS WHEREOF the parties hereto have executed this First Amending Agreement as of the day and year first above written.

MICROCELL TELECOMMUNICATIONS INC.

By:

Jocelyn Côté
Vice President, Legal Affairs

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Authorized Signing Officer

By:

Authorized Signing Officer